FIXED-INCOME SUB-RESEARCH AGREEMENT

between

FIDELITY INTERNATIONAL INVESTMENT ADVISORS (U.K.) LIMITED

and

FIDELITY INTERNATIONAL INVESTMENT ADVISORS

AGREEMENT made this 1st day of October, 2003, by and between Fidelity International Investment Advisors (U.K.) Limited, 27-28 Lovat Lane, London, England (hereinafter called the "U.K. Sub-Advisor") and Fidelity International Investment Advisors, a Bermuda company with principal offices at Pembroke Hall, Pembroke, Bermuda (hereinafter called the "Foreign Sub-Advisor").

WHEREAS, Fidelity Management & Research Company, a Massachusetts corporation (hereinafter called the "Advisor"), has entered into various management contracts (each a "Management Contract") with those Massachusetts and Delaware business trusts, each a registered investment company issuing one or more series of shares of beneficial interest (each a "Trust") on behalf of each of their respective Portfolios listed on Schedule A attached hereto, as the same may be amended from time to time (each a "Portfolio"), pursuant to which the Advisor is to act as investment manager to each of the Portfolios;

WHEREAS, the Adviser and Fidelity Investments Money Management, Inc., a New Hampshire corporation (hereinafter called the "U.S. Sub-Advisor") have entered into various sub-advisory agreements (each a "Sub-Advisory Agreement") with respect to each of those Trusts and Portfolios listed on Schedule A attached hereto, pursuant which the U.S. Sub-Advisor serves as investment adviser to each of the Portfolios;

WHEREAS, the Foreign Sub-Advisor and its subsidiaries and other affiliated persons have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations with respect to the economies of various countries, and securities of issuers located in such countries, and providing investment advisory services in connection therewith;

WHEREAS, the Foreign Sub-Advisor, directly or through certain of its subsidiaries or other affiliated persons (specifically the U.K. Sub-Advisor) may provide and is willing to provide international investment advice and research services to the U.S. Sub-Advisor on behalf of each of the Portfolios listed on Schedule A, and the U.S. Sub-Advisor desires that the Foreign Sub-Advisor provide such international investment advice and research services to the U.S. Sub-Advisor on behalf of such Portfolios under a Master International Fixed-Income Research Agreement;

WHEREAS the U.K. Sub-Advisor has personnel in Western Europe and has been formed in part for the purpose of researching and compiling information and recommendations with respect to the economies of various countries, and securities of issuers located outside of the United States and Canada, principally in the U.K. and Europe; and

NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Foreign Sub-Advisor and the U.K. Sub-Advisor agree as follows:

1. Delegated Duties: The Foreign Sub-Advisor hereby delegates to the U.K. Sub-Advisor and the U.K. Sub-Advisor accepts responsibility for performing such investment advice and research services, particularly with respect to issuers, companies, governments and economic conditions located outside of the U.S. and Canada, principally in the U.K. and Europe, with respect to all or a portion of the investments of each Portfolio, in connection with the Foreign Sub-Advisor's duties under the Master International Fixed-Income Research Agreement, as may be requested by the Foreign Sub-Advisor. The services and the portion of the investments of each Portfolio advised by the U.K. Sub-Advisor shall be as agreed upon from time to time by the Foreign Sub-Advisor and the U.K. Sub-Advisor. The U.K. Sub-Advisor shall pay the salaries and fees of all personnel of the U.K. Sub-Advisor performing the investment advice and research services for the Portfolios.

(a) Investment Advice and Research Services: If and to the extent requested by the Foreign Sub-Advisor, the U.K. Sub-Advisor shall provide investment advice and research services to the Foreign Sub-Advisor with respect to all or a portion of the investments of each Portfolio. In connection with providing such investment advice and research services, the U.K. Sub-Advisor shall furnish to the Foreign Sub-Advisor on behalf of each Portfolio such factual information, research reports and investment recommendations as the Advisor may reasonably require. Such information may include written and oral reports and analyses. In particular, the U.K. Sub-Advisor will make determinations in accordance with Rule 2a-7 under the Investment Company of 1940 Act ("1940") pursuant to procedures applicable to the Portfolios, as they may be amended from time to time.

(b) Subsidiaries and Affiliates: The U.K. Sub-Advisor may perform any or all of the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as the U.K Sub-Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliated persons shall have been approved by the affected Trust(s) to the extent required pursuant to the 1940 Act and rules thereunder.

2. Information to be Provided to the Trusts and the Advisor: The U.K. Sub-Advisor shall furnish such reports, evaluations, information or analyses to the Trusts, the Advisor, the U.S. Sub-Advisor, and the Foreign Sub-Advisor as the Trusts' Board of Trustees, the Advisor, the U.S. Sub-Advisor or the Foreign Sub-Advisor may reasonably request from time to time, or as the U.K. Sub-Advisor may deem to be desirable.

3. Compensation: For investment advisory and research services provided under subparagraph (a) of paragraph 1 of this Agreement, the Foreign Sub-Advisor agrees to pay the U.K. Sub-Advisor a sub-advisory fee (the "U.K. Sub-Advisory Fee"). The U.K. Sub-Advisory Fee shall be equal to the administrative costs incurred by the U.K. Sub-Advisor in providing investment advice and research services hereunder. The U.K. Sub-Advisory Fee may be reduced to reflect expense reimbursements, fee waivers or aggregate caps, if any, in effect from time to time upon mutual agreement of the Sub-Advisor and the U.K. Sub-Advisor. As further consideration, the Foreign Sub-Advisor shall provide the U.K. Sub-Advisor with access to any and all research produced or acquired by the Foreign Sub-Advisor.

4. Expenses: It is understood that each Portfolio will pay all of its expenses other than those expressly stated to be payable by the U.K. Sub-Advisor hereunder, by the Foreign Sub-Advisor under the Master International Fixed-Income Research Agreement, by the U.S. Sub-Advisor under the Sub-Advisory Agreement, or by the Advisor under the Management Contract with the Portfolio.

5. Interested Persons: It is understood that the Trustees, officers, and shareholders of the Trusts are or may be or become interested in the Advisor, the U.S. Sub-Advisor, the Foreign Sub-Advisor or the U.K. Sub-Advisor as directors, officers or otherwise and that directors, officers and stockholders of the Advisor, the U.S. Sub-Advisor, the Foreign Sub-Advisor or the U.K. Sub-Advisor are or may be or become similarly interested in the Trusts, and that the Advisor, the U.S. Sub-Advisor, the Foreign Sub-Advisor or the U.K. Sub-Advisor may be or become interested in the Trusts as a shareholder or otherwise.

6. Services to Other Companies or Accounts: The Services of the U.K. Sub-Advisor to the Foreign Sub-Advisor are not to be deemed to be exclusive, the U.K. Sub-Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the U.K. Sub-Advisor's ability to meet all of its obligations hereunder. The U.K. Sub-Advisor shall for all purposes be an independent contractor and not an agent or employee of the Advisor, the U.S. Sub-Advisor, the Foreign Sub-Advisor or the Trusts.

7. Standard of Care: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the U.K. Sub-Advisor, the U.K. Sub-Advisor shall not be subject to liability to the Foreign Sub-Advisor, the Advisor, the U.S. Sub-Advisor, the Trusts or to any shareholder of the Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

8. Duration and Termination of Agreement; Amendments:

(a) Subject to prior termination as provided in subparagraph (d) of this paragraph 8, this Agreement shall continue in force until June 30, 2004 for each Portfolio listed on Schedule A attached hereto and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the affected Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

(b) This Agreement may be modified by mutual consent of the Advisor, the U.S. Sub-Advisor, the U.K. Sub-Advisor, the Foreign Sub-Advisor and the affected Trust(s) subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretative releases of, the Commission.

(c) In addition to the requirements of subparagraphs (a) and (b) of this paragraph 8, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those Trustees of the affected Trust(s) who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(d) The U.S. Sub-Advisor may, at any time and without any prior written notice to the other parties to this Agreement and the Board of Trustees of the affected Trust(s), terminate this Agreement in respect of any or all of the Portfolios, without payment of any penalty. A Trust may at any time on sixty (60) days' prior written notice to the parties to this Agreement, terminate this Agreement in respect of such Trust or a Portfolio, without payment of any penalty, by action of the Board of Trustees of the affected Trust or by vote of a majority of the Portfolio's outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment.

9. Limitation of Liability: The U.K. Sub-Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational document of the Trusts and agrees that any obligations of any Trust or Portfolio arising in connection with this Agreement shall be limited in all cases to the Trust or a Portfolio and its assets, and the U.K. Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust or Portfolio. Nor shall the U.K. Sub-Advisor seek satisfaction of any such obligation from the Trustees or any individual Trustee of any Trust.

10. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

FIDELITY INTERNATIONAL INVESTMENT ADVISORS (U.K.) LIMITED

BY:	/s/Richard Wane
Name: Richard Wane
Title: Director

FIDELITY INTERNATIONAL INVESTMENT ADVISORS

BY:	/s/David Holland
Name: David Holland
Title: Director

Schedule A

Trusts and Portfolios Covered by the Fixed-Income Sub-Research Agreement, dated as of October 1, 2003 between

Fidelity International Investment Advisors

and

Fidelity International Investment Advisors (U.K.) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Advisor Series II	Fidelity Advisor Municipal Income Fund	Fixed Income	10/01/2003
Fidelity California Municipal Trust	Spartan California Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Court Street Trust	Spartan Connecticut Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Court Street Trust	Spartan Florida Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Court Street Trust	Spartan New Jersey Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Devonshire Trust	Spartan Tax-Free Bond Fund	Fixed Income	10/01/2003
Fidelity MA Municipal Trust	Spartan Massachusetts Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Municipal Trust	Spartan Michigan Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Municipal Trust	Spartan Minnesota Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Municipal Trust	Spartan Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Municipal Trust	Spartan Ohio Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Municipal Trust	Spartan Pennsylvania Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Municipal Trust	Spartan Short-Intermediate Municipal Income Fund	Fixed Income	10/01/2003
Fidelity NY Municipal Trust	Spartan New York Municipal Income Fund	Fixed Income	10/01/2003
Fidelity School Street Trust	Spartan Intermediate Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Union Street Trust	Spartan Arizona Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Union Street Trust	Spartan Maryland Municipal Income Fund	Fixed Income	10/01/2003
Fidelity Advisor Series II	Fidelity Advisor Government Investment Fund	Fixed Income	10/01/2003
Fidelity Advisor Series II	Fidelity Advisor Intermediate Bond Fund	Fixed Income	10/01/2003
Fidelity Advisor Series II	Fidelity Advisor Mortgage Securities Fund	Fixed Income	10/01/2003
Fidelity Advisor Series II	Fidelity Advisor Short Fixed-Income Fund	Fixed Income	10/01/2003
Fidelity Advisor Series IV	Fidelity Institutional Short-Intermediate Government Fund	Fixed Income	10/01/2003
Fidelity Boston Street Trust	Fidelity Target Timeline 2003	Fixed Income	10/01/2003
Fidelity Charles Street Trust	Spartan Investment Grade Bond Fund	Fixed Income	10/01/2003
Fidelity Commonwealth Trust	Fidelity Intermediate Bond Fund	Fixed Income	10/01/2003
Fidelity Concord Street Trust	Fidelity U.S. Bond Index Fund	Fixed Income	10/01/2003
Fidelity Fixed-Income Trust	Fidelity Inflation-Protected Bond Fund	Fixed Income	10/01/2003
Fidelity Fixed-Income Trust	Fidelity Investment Grade Bond Fund	Fixed Income	10/01/2003
Fidelity Fixed-Income Trust	Fidelity Short-Term Bond Fund	Fixed Income	10/01/2003
Fidelity Fixed-Income Trust	Spartan Government Income Fund	Fixed Income	10/01/2003
Fidelity Garrison Street Trust	Fidelity Ultra-Short Central Fund	Fixed Income	10/01/2003
Fidelity Income Fund	Fidelity Ginnie Mae Fund	Fixed Income	10/01/2003
Fidelity Income Fund	Fidelity Government Income Fund	Fixed Income	10/01/2003
Fidelity Income Fund	Fidelity Intermediate Government Income Fund	Fixed Income	10/01/2003
Fidelity Income Fund	Fidelity Total Bond Fund	Fixed Income	10/01/2003
Fidelity Income Fund	Fidelity Ultra-Short Bond Fund	Fixed Income	10/01/2003
Variable Insurance Products Fund II	Investment Grade Bond Portfolio	Fixed Income	10/01/2003
Colchester Street Trust	Tax-Exempt Portfolio	Money Market	10/01/2003
Fidelity California Municipal Trust II	Fidelity California Municipal Money Market Fund	Money Market	10/01/2003
Fidelity California Municipal Trust II	Spartan California Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Court Street Trust II	Fidelity Connecticut Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Court Street Trust II	Fidelity Florida Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Court Street Trust II	Fidelity New Jersey Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Court Street Trust II	Spartan New Jersey Municipal Money Market Fund	Money Market	10/01/2003
Fidelity MA Municipal Trust	Fidelity Massachusetts Municipal Money Market Fund	Money Market	10/01/2003
Fidelity MA Municipal Trust	Spartan Massachusetts Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Municipal Trust II	Fidelity Michigan Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Municipal Trust II	Fidelity Ohio Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Municipal Trust II	Fidelity Pennsylvania Municipal Money Market Fund	Money Market	10/01/2003
Fidelity New York Municipal Trust II	Fidelity New York Municipal Money Market Fund	Money Market	10/01/2003
Fidelity New York Municipal Trust II	Spartan New York Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Revere Street Trust	Fidelity Municipal Cash Central Fund	Money Market	10/01/2003
Fidelity Union Street Trust II	Fidelity Arizona Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Union Street Trust II	Fidelity Municipal Money Market Fund	Money Market	10/01/2003
Fidelity Union Street Trust II	Spartan Municipal Money Fund	Money Market	10/01/2003
Newbury Street Trust	Tax-Exempt Fund	Money Market	10/01/2003
Colchester Street Trust	Government Portfolio	Money Market	10/01/2003
Colchester Street Trust	Money Market Portfolio	Money Market	10/01/2003
Colchester Street Trust	Prime Money Market Portfolio	Money Market	10/01/2003
Colchester Street Trust	Treasury Only Portfolio	Money Market	10/01/2003
Colchester Street Trust	Treasury Portfolio	Money Market	10/01/2003
Fidelity Garrison Street Trust	Fidelity Money Market Central Fund	Money Market	10/01/2003
Fidelity Hereford Street Trust	Spartan Money Market Fund	Money Market	10/01/2003
Fidelity Hereford Street Trust	Spartan U.S. Government Money Market Fund	Money Market	10/01/2003
Fidelity Hereford Street Trust	Spartan U.S. Treasury Money Market Fund	Money Market	10/01/2003
Fidelity Money Market Trust	Retirement Government Money Market Portfolio	Money Market	10/01/2003
Fidelity Money Market Trust	Retirement Money Market Portfolio	Money Market	10/01/2003
Fidelity Phillips Street Trust	Fidelity Cash Reserves	Money Market	10/01/2003
Fidelity Phillips Street Trust	Fidelity U.S. Government Reserves	Money Market	10/01/2003
Fidelity Revere Street Trust	Fidelity Cash Central Fund	Money Market	10/01/2003
Fidelity Revere Street Trust	Fidelity Securities Lending Cash Central Fund	Money Market	10/01/2003
Fidelity Select Portfolios	Money Market Portfolio	Money Market	10/01/2003
Newbury Street Trust	Prime Fund	Money Market	10/01/2003
Newbury Street Trust	Treasury Fund	Money Market	10/01/2003
Variable Insurance Products Fund	Money Market Portfolio	Money Market	10/01/2003

Agreed and Accepted

as of October 1, 2003

Fidelity International Investment Advisors	Fidelity International Investment Advisors (U.K.) Limited

By: /s/David Holland By: /s/Richard Wane

Name: David Holland Name: Richard Wane

Title: Director Title: Director